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                                                                    EXHIBIT 99.2

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                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                SPECIAL MEETING OF STOCKHOLDERS -- JULY 26, 1996

     Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Charles R. Stuckey, Jr. and Arthur W. Coviello, Jr., or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the Special Meeting of Stockholders of Security Dynamics Technologies, Inc. to be held on July 26, 1996 and at any adjournments or postponements thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1 AND 2.

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      PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

     Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

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      HAS YOUR ADDRESS CHANGED?                                DO YOU HAVE ANY COMMENTS?
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     /X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

         1. Approval of issuance of up to 4,000,000 shares of the Company's Common Stock in order to effect the proposed acquisition of RSA Data Security, Inc.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

         2. Approval of an amendment to the Company's Third Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock from 30,000,000 to 80,000,000 shares.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

     A vote FOR proposal numbers 1 and 2 is recommended by the Board of Directors.

     IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                  PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

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
          / / Mark box at left if comments or address change              Stockholder sign here
             have been noted on the reverse side of this card.            ---------------------------------------------
                                                                          Co-owner sign here
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                                                                          Date: ---------------------------------------
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